Exhibit 99.1

Media Contact Chris Muller PAETEC (585) 340-8218 chris.muller@paetec.com	Investor Contact Tom Morabito PAETEC (585) 340-5413 tom.morabito@paetec.com

FOR IMMEDIATE RELEASE

PAETEC Completes Acquisition of McLeodUSA

FAIRPORT, N.Y., and CEDAR RAPIDS, IOWA (February 8, 2008) – PAETEC Holding Corp. (NASDAQ GS: PAET) today announced that it has completed its acquisition of privately owned McLeodUSA Incorporated. The closing occurred today following approval of the transaction by the stockholders of both companies at special meetings held earlier in the day.

“Businesses across America now have another choice when selecting an end-to-end solution, including network access, transport, and equipment,” said Arunas A. Chesonis, chairman and chief executive officer of PAETEC. “PAETEC’s coast-to-coast geographic footprint offers a truly nationwide alternative to the legacy carriers.”

PAETEC now has nearly 4,000 employees and will have a presence in 82 of the top 100 Metropolitan Statistical Areas by the end of 2008. The company offers an extensive suite of data, IP, and voice services, as well as enterprise communications management software, network security solutions, customer premises equipment, and managed services.

“The employees of McLeodUSA have worked with tremendous dedication to revitalize the company by focusing on IP-based services for businesses, and in doing so have created a valuable strategic partner for PAETEC,” said Royce Holland, who had served as McLeodUSA’s chief executive officer. “The combined company will be a strong national competitor in the market for business communications.”

Based on the results of each company for the last twelve months ended September 30, 2007, the combined company should be generating annual revenue of at least $1.6 billion and have more than 3.5 million access line equivalents. The acquisition should benefit PAETEC’s network with increased optimization through approximately 17,000 route miles of fiber, as well as the ability to provide more on-net interfaces and additional Internet peering points.

“Not only should our network run more efficiently, but we are also organizing our delivery of services to maintain a personal touch as we continue to grow nationally,” said E.J. Butler, Jr., chief operating officer for PAETEC. “As part of these efforts, we have reorganized into a regional sales structure to ensure continued focus on our customers.”

Additional information about the transaction will be contained in PAETEC’s current report on Form 8-K to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

Except for statements that present historical facts, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. These statements, which include statements regarding expected revenue, access line equivalents, network efficiencies and number of markets of the combined company, and the anticipated competitive position of the combined company, involve known and unknown risks, uncertainties and other factors that may cause PAETEC’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. Some of these risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s 2006 Annual Report on Form 10-K and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: changes in regulation and the regulatory environment and adverse rulings in pending regulatory proceedings; competition in the markets in which PAETEC operates; the continued availability of necessary network elements and special access services at acceptable cost from competitors; PAETEC’s ability to manage and expand its business, to execute its acquisition strategy, to integrate the operations of acquired companies, and to realize cost savings, operating efficiencies and new revenue opportunities expected from business acquisitions; PAETEC’s ability to adapt its product and service offerings to changes in customer preferences and to convert its existing network to a network with more advanced technology; legal proceedings regarding intellectual property rights and other matters that may affect PAETEC’s operations; effects of network failures, systems breaches, natural catastrophes and other service interruptions; and PAETEC’s ability to service its indebtedness and to raise capital in the future. PAETEC disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing communications solutions for business customers across the United States. We offer a comprehensive suite of data, voice, and IP services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

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